EXHIBIT 99.1

American Resources Corporation Reports Third Quarter 2022 Financial Results and Provides Business Outlook

The first domestic, commercial producer of separated and high-purity REEs from recycled permanent magnets

On track to commercially produce separated and high-purity battery elements from recycled lithium-based batteries in 4Q 2022

Company’s patented chromatographic separation and purification process defining itself as the only complete recycling solution for all the critical and REEs in the EV powertrain

Carbon sales increase 240% year-over-year as Company’s carbon platform well positioned to capitalize on continued market strength and opportunities over the next several years

Company to host update conference call today at 4:30 PM ET

November 15, 2022 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 15, 2022 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced financial results for the third quarter of 2022 and provided a corporate update. The Company will host a conference call and webcast, today, November 15, 2022, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “The third quarter of 2022 showcased groundbreaking milestones and continued execution on all fronts as we position our innovative platform of assets to create long-term shareholder value. While we idled our Perry County Resources complex due to some maintenance and labor disruptions from the disastrous flooding which took place in eastern Kentucky in late July, we remain in a fundamentally strong position to monetize our carbon assets. We have several options and opportunities to do so, and we remain focused on maximizing the value rather than committing to quicker, less attractive options. It is worth highlighting, our ReElement Technologies (“ReElement”) division’s recent milestone of being the first domestic, commercial producer of isolated and high-purity rare-earth elements. We have demonstrated our success and ability to produce greater than 99.5% pure neodymium, dysprosium and praseodymium at commercial scale. These rare earth elements are needed in high efficiency motors such as electric vehicles, windmill turbines and defense technology, and we are just a few short weeks away from demonstrating the same type of results for critical battery material using our patented multi-modal chromatography technology. As such, we continue to position ReElement to be a standalone company as we have recently announced, and have had recent success in securing initial supply chain partnerships while adding to our best-in-class team. We believe this will enable ReElement to garner a value more commensurate with its leading position within the critical mineral and sustainability marketplace and allow all of our shareholders to benefit. We fully believe our chromatography technology is resetting the standard of how critical and rare earth elements are separated and purified around the world as well as providing the most efficient recycling solution for these critical raw materials. This is not only a huge accomplishment for our Company, but for our country and domestic supply chain as well. American Carbon and ReElement’s unique positioning are a clear differentiator for our Company and continues to provide a unique investment opportunity for our shareholders.”

Third Quarter 2022 Key Highlights

ReElement Technologies

•	Achieved groundbreaking success in producing greater than 99.5% pure rare earth elements [dysprosium (Dy), neodymium (Nd) and praseodymium (Pr)] at commercial scale, in isolated forms and from sustainable sources; The first commercial producer in the United States.

•	Secured an initial independent working capital facility of $2.0 million enabling the division to expand its production of high-purity and sustainable critical battery material and rare earth elements while also increase its preprocessing capacity.

•	Bolstered its team with the appointments of Dr. Dr. Yi Ding as Director of Research & Development, Chris Moorman as Chief Commercial Officer, battery industry expert Bob Galyen to its advisory board and promoted Jeff Peterson to Chief Operating Officer.

•	Established supply chain partnerships with (1) USA Rare Earth Magnets establishing the first complete domestic lifecycle for rare earth magnet manufacturing in the United States, and (2) RecycleForce, a 501(c)3 organization committed to reducing crime through employment and job training to assist in aggregating and preprocessing a high concentrate feedstock of battery elements or permanent magnets.

American Carbon

•	Commenced initial production at its greenfield Carnegie 2 metallurgical carbon operation.

•	Received an allocation commitment totaling $4,900,000 of federal New Markets Tax Credits for the Company’s Wyoming County Coal complex to be combined with the previously announced $45 million Tax-Exempt Industrial Development Bonds from West Virginia.

•	Expanded a non-dilutive, traditional asset backed credit line of $15 million that can be drawn against for growth initiatives.

Corporate

•	Established a special committee to evaluate strategic opportunities that can unlock the value of the Company for its shareholders. Pursuant to the formation of the special committee, authorized a stock repurchase program for up to $10,000,000.

•	Sold its exclusive patent rights in carbon nanostructure and graphene technology to Novusterra Inc. for $16 million paid in all Class A common Novusterra shares.

“Looking forward to the remainder of 2022 and beyond, we remain steadfast on further monetizing our carbon assets. Given the current energy, geo-political and infrastructure backdrops, our carbon platform holds considerable value to the Company, and the market, to be a long-term incremental supplier of high-quality carbon. Our McCoy Elkhorn complex continues to perform well contributing to the majority of our carbon sales during the third quarter of 2022 and generating approximately 45% production growth quarter-over-quarter with the initial contribution from our Carnegie 2 mine. In total, we realized sales on over 37,600 tons at an average sales price of over $250. We continue to assess options with our Perry County complex. Whether operating it ourselves, contracting out its operations, joint venturing or selling it, we continue to evaluate options to maximize its value for our shareholders. We continue to focus on strategic actions within our control and we are confident we will be able to execute on the best option for Perry County Resources in the near term,” continued Mr. Jensen.

Mr. Jensen concluded, “The excitement over the opportunities we have in front of us continues to reach new levels. Given our unprecedented success thus far with our chromatography technology, we’re confident we will continue to attract collaborative partners throughout the supply chain. We continue to nurture relationships and explore pilot programs to showcase the value we contribute in enabling the circular supply of critical minerals. Our ability to bring complete recycling solutions for both magnets / motors and batteries within one footprint in a low cost, modular and environmentally-safe process is a clear differentiator of ours. The recent repurchase of a 7.5% interest in ReElement again makes it a wholly owned division of the Company and puts us in a stronger position as we evaluate strategic partners and embark on spinning it off into a standalone public company.”

Expected Near-Term Catalysts

•	Closing of $45 million West Virginia tax-exempt industrial development bonds and $4.9 million of New Market Tax Credits for the Company’s Wyoming County advanced carbon and rare earth processing facility.

•	Additional ReElement upstream and downstream partnerships to bolster feedstocks of end-of-life products for critical and REEs and offtake customers of the Company sustainable and domestically-produced, high-purity battery and magnet elements.

•	Commencement of its multi-mode, chromatography battery production train for the production of separated and high purity battery elements (Li, Co, Ni, Mn) from end-of-life lithium-based batteries.

•	Strategic action with Perry County Resources to monetize streamlined and restructured premier PCI and specialty carbon complex.

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Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Tuesday, November 15, 2022 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing (877) 407-4019 and referencing American Resources Corporation’s Third Quarter 2022 Conference Call, or by the webcast link here.

Financial Results for Third Quarter 2022

For the third quarter of 2022, American Resources reported a net income loss of $5.27 million, or a loss of $0.08 per share for the three months ended September 30, 2022, as compared with a net income loss of $8.91 million, or $0.15 per share in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, equity-based compensation, warrant expense and development and restructuring costs (“Adjusted EBITDA”) of a $257,700 in the third quarter of 2022, as compared with an Adjusted EBITDA loss of $1.37 million for the third quarter of 2021.

Third Quarter 2022 Summary

Total revenues were $9.51 million for the third quarter of 2022 compared to revenues of $2.81 million during the third quarter of 2021. General and administrative expenses for the third quarter of 2022 were $734,500 compared to $826,000 in the prior year period.  American Resources incurred interest expense of $310,700 during the third quarter of 2022 compared to $1.1 million during the third quarter of 2021. Development costs during the quarter were $3.69 million, compared to $11.5 million in the second quarter of 2022.

The Company did not incur any income tax expense in in the third quarter of 2022 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $24.2 million as of December 31, 2021.

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AMERICAN RESOURCES CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

UNAUDITED

	For the three months ended September 30, 2022		For the three months ended September 30, 2021	For the nine months ended September 30, 2022	For the nine months ended September 30, 2021

Coal Sales	$9,441,366		$2,779,193	$34,442,413	$3,121,782
Metal Aggregating, Processing and Sales	4,988		20,510	45,507	48,385
Royalty Income	63,384		14,220	301,646	47,614

Total Revenue	9,509,738		2,813,923	34,789,566	3,217,781

Cost of Coal Sales and Processing	(6,955,403)		(3,068,847)	(15,415,398)	(4,813,688)
Accretion Expense	(356,303)		(305,636)	(987,744)	(916,909)
Depreciation	(602,503)		(495,676)	(1,858,886)	(1,364,220)
Amortization of Mining Rights	(311,685)		(314,765)	(926,764)	(938,135)
General and Administrative	(734,515)		(826,480)	(2,658,376)	(2,501,548)
Professional Fees	(302,732)		(287,414)	(889,157)	(1,191,397)
Production Taxes and Royalties	(1,185,970)		(215,681)	(2,791,455)	(883,339)
Development Costs	(3,692,774)		(5,142,306)	(22,009,368)	(10,009,860)

Total Operating Expenses	(14,141,885)		(10,656,805)	(47,537,148)	(22,619,096)

Net Loss from Operations	(4,632,147)		(7,842,882)	(12,747,582)	(19,401,315)

Other Income (loss)	36,224		(58,340)	194,381	(469,927)
Unrealized loss on trading securities	(1,960)		-	(9,562)	-
Gain (loss) on cancelation of debt	(362,377)		-	3,050,775	-
Amortization of debt discount and issuance costs	-		(3,179)	-	(8,637)
Interest Income	1,162		85,901	14,489	187,293
Interest expense	(310,681)		(1,095,021)	(969,018)	(2,260,965)
Total Other income (expense)	(637,632)		(1,070,639)	2,281,065	(2,552,236)

Net Income (Loss)	$(5,226,840)		$(8,913,521)	$(10,466,517)	$(21,953,551)

Less: Non-Controlling interest	42,939		-	63,489	-

Net loss attributable to American Resources Corporation shareholders	(5,226,840	) )	-	(10,403,028)	-

Net loss per common share - basic and diluted	$(0.08)		$(0.15)	$(0.16)	$(0.41)

Weighted average common shares outstanding	66,377,788		60,065,087	65,846,220	53,087,092

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AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
UNAUDITED

	September 30, 2022	December 31, 2021
ASSETS

CURRENT ASSETS
Cash	$3,769,465	$11,492,702
Accounts Receivable	5,671,043	3,175,636
Inventory	730,023	-
Prepaid fees	1,054,342	624,605
Total Current Assets	11,224,873	15,292,943

LONG-TERM ASSETS
Cash - restricted	1,086,971	1,095,411
Property and Equipment, Net	15,064,592	22,903,154
Right of use assets, net	5,511,519	726,194
Investment in LLC – Related Party	3,740,438	2,500,000
Note Receivable	685,000	350,000
Total Long-Term Assets	26,088,520	27,574,759

TOTAL ASSETS	$37,313,393	$42,867,702

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$3,321,172	$3,245,566
Non-Trade payables	1,959,900	1,950,567
Accounts payable – related party	3,919,796	3,932,716
Accrued interest	42,013	1,325,286
Due to affiliate	69,000	69,000
Current portion of debt	332,252	5,283,647
Current portion of convertible debt, (net of unamortized discount of $0 and $40,655)	9,485,418	571,618
Current portion of operating lease liabilities, net	88,791	151,806
Current portion of finance lease liabilities, net	1,472,880	-
Total Current Liabilities	20,691,222	16,530,206

LONG-TERM LIABILITIES
Notes payable	2,195,854	548,477
Convertible note payables	-	8,620,412
Reclamation liability	19,939,332	18,951,587
Operating lease liabilities, net	567,724	562,428
Finance lease liabilities, net	2,991,966	-
Total Long-Term Liabilities	25,694,876	28,682,904

Total Liabilities	46,386,098	45,213,110

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $0.0001 par value; 230,000,000 shares authorized, 66,860,522 and 65,084,992 shares issued and outstanding	6,685	6,508
Additional paid-in capital	167,180,697	163,441,655
Accumulated deficit	(176,196,598)	(165,793,571)
Total American Resources Corporation Stockholders’ Equity (Deficit)	(9,009,216)	(2,345,408)
Non controlling interest	(63,489)	-
Total stockholders’ deficit	(9,072,705)	(2,345,408)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$37,313,393	$42,867,702

AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the nine months ended	For the nine months ended
	September 30, 2022	September 30, 2021
Cash Flows from Operating activities:
Net loss	$(10,466,517)	$(21,953,551)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt forgiveness	(3,050,771)	-
Depreciation expense	1,858,886	1,364,220
Amortization of mining rights	926,764	938,136
Accretion expense	1,274,320	916,909
Amortization expense of right to use assets	(378,198)	-
Amortization of issuance costs and debt discount	-	4,095,688
Options expense	560,252	478,665
Warrant expense	756,611	-
Issuance of common shares for service	38,800	-

Change in current assets and liabilities:
Accounts receivable	(2,495,408)	(1,839,047)
Inventory	(730,023)	(148,840)
Prepaid expenses and other assets	(429,737)	(93,332)
Accounts payable	269,564	(2,709,020)
Accrued interest	(3,194)	(615,701)
Accounts payable - related party	(12,920)	1,638,973
Net cash (used in)/generated from operations	(11,881,575)	(17,441,221)

Cash Flows from Investing activities:
Cash used in investments in LLCs	(1,240,438)	(2,250,000)
Cash invested in note receivable	(335,000)	-
Cash received (paid) for PPE, net	5,052,912	(2,825,701)
Net cash (used in)/generated from investing activities	3,477,474	(5,075,701)

Cash Flows from Financing activities:
Principal payments on finance lease	(286,573)	-
Principal payments on debt	(1,604,003)	(641,409)
Proceeds from convertible note	-	600,000
Proceeds from the sale of common stock, net	-	29,218,000
Proceeds from debt	2,563,000	-
Proceeds from warrant conversions	-	2,269,425
Net cash (used in)/generated from financing activities	672,422	31,446,016

Increase(decrease) in cash and restricted cash	(7,731,677)	8,929,094

Cash and restricted cash, beginning of period	12,588,113	11,201,203

Cash and restricted cash, end of period	$4,856,436	$20,130,297

Supplemental Information
Cash paid for interest	$64,094	$42,426
Conversion of debt, interest and payables to common shares	$2,424,210	$8,485,384
Acquisition of right of use assets for lease obligations	$6,252,088	-

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Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA to Amonts Reported Under U.S. GAAP

	For the three months ended September 30, 2022	For the three months ended September 30, 2021
Net Income	(5,269,779)	(8,913,521)

Interest & Other Expenses	310,681	1,095,021
Income Tax Expense	-	-
Accretion Expense	356,303	305,636
Depreciation	602,503	495,676
Amortization of Mining Rights	311,685	314,765
Amortization of Debt Discount & Issuance	-	3,179
Non-Cash Stock, Warrant & Option Comp. Expense	253,541	187,999
Development Costs	3,692,774	5,142,306

Total Adjustments	5,527,487	7,544,582

Adjusted EBITDA	257,708	(1,368,939)

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

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About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain.  ReElement Technologies has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

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PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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